Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS SECOND QUARTER 2021 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, August 4, 2021 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the second quarter ended June 30, 2021.

SECOND QUARTER 2021 HIGHLIGHTS

•Q2 2021 consolidated net income (including non-controlling interest) of $54.5 million
•Q2 2021 consolidated Adjusted EBITDA (as defined and reconciled below) of $76.0 million
•Q2 2021 cash flow provided by operating activities of $75.7 million; Q2 2021 Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $62.8 million
•Q2 2021 cash operated capital expenditures of $11.9 million; 2021 operated midstream capex guidance reduced to $30 - $50 million, a 43% decrease at the midpoint from previous guidance
•Q2 2021 consolidated Free Cash Flow (as defined and reconciled below) of $81.0 million; Q2 2021 Recurring Free Cash Flow (as defined and reconciled below) of $51.0 million
•Board of Directors of Rattler's general partner approved an increased cash distribution for the second quarter of 2021 of $0.25 per common unit ($1.00 annualized); implies a 9.8% annualized yield based on the August 3, 2021 closing unit price of $10.22
•Repurchased approximately 0.5 million common units at an average unit price of $10.94 for a total cost of $5.2 million during the quarter
•Q2 2021 average produced water gathering and disposal volumes of 802 MBbl/d
•Q2 2021 average sourced water volumes of 242 MBbl/d; 20% of total sourced water volumes in Q2 2021 sourced from recycled produced water
•Q2 2021 average crude oil gathering volumes of 84 MBbl/d
•Q2 2021 average gas gathering volumes of 142 BBtu/d

“The second quarter of 2021 was another strong operational performance for Rattler as volumes and operations normalized after the impact of the first quarter's weather events. Both the operated business and our equity method joint ventures witnessed a return to trend in both volumes and earnings, and the Rattler team did a tremendous job in controlling costs during the quarter. Accordingly, due to our strong financial position and with improved confidence in our free cash flow trajectory, Rattler is increasing its distribution by 25% to $1.00 annualized per common unit,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, "Since the onset of the COVID-19 pandemic and the associated retrenchment of Rattler's and Diamondback's operations to focus on cash flow over growth, we have tasked the Rattler organization with cutting operational expense and capital expenditures to increase cash flow in an environment in which growth in volumes and midstream capacity is not called for. The results of these efforts are apparent as Rattler has generated over $100 million in recurring free cash flow in the first half of 2021, not including divestitures of non-core real estate and the Amarillo Rattler stake, which have netted another $30 million. This free cash, even after unitholder distributions and the common unit repurchase program, has enabled Rattler to end the quarter with no net balance on its revolving credit facility. Altogether, the strong financial position with peer-leading low leverage gives Rattler flexibility, indispensable during these volatile times, in executing its mandate of creating value for its unitholders. Whether by increasing return of capital to unitholders through the distribution or its common unit repurchase program, or taking advantage of the opportunities afforded through our strategic relationship with Diamondback, we will continue to prudently allocate capital to achieve this goal.”

OPERATIONS AND FINANCIAL UPDATE

During the second quarter of 2021, the Company recorded total operating income of $38.8 million, an increase of 3% compared to the first quarter of 2021. During the second quarter of 2021, the Company recorded consolidated net income (including non-controlling interest) of $54.5 million, an increase of 110% from the first quarter of 2021. Second quarter 2021 Adjusted EBITDA (as defined and reconciled below) was $76.0 million, an increase of 16% from the first quarter of 2021.

Second quarter operated capital expenditures totaled $11.9 million and aggregate contributions to equity method joint ventures were $2.8 million. Rattler also received proceeds of $9.1 million in distributions from equity method investments during the quarter.

The following table summarizes the Company's throughput on its operated assets.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	84,014	91,256	84,609	94,275
Natural gas gathering (MMBtu/d)	141,529	107,502	136,014	112,631
Produced water gathering and disposal (Bbl/d)	801,967	771,337	783,878	856,483
Sourced water gathering (Bbl/d)	241,570	78,059	254,629	262,386

CASH DISTRIBUTION

On August 2, 2021, the Board of Directors of Rattler's general partner approved a cash distribution for the second quarter of 2021 of $0.25 per common unit, payable on August 23, 2021 to unitholders of record at the close of business on August 16, 2021.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100.0 million of Rattler's outstanding common units through December 31, 2021. Pursuant to this program, during the second quarter of 2021, the Company repurchased 475,000 common units at an average unit price of $10.94 per unit for a total cost of $5.2 million. From the end of the second quarter of 2021 through July 30, 2021, Rattler repurchased an additional 332,465 common units for a total cost of $3.4 million. In total from the program's inception through July 30, 2021, Rattler has repurchased 3,539,320 common units for a total cost of $34.5 million, utilizing 34% of the $100.0 million approved by the Board for the repurchase program.

DIVESTITURES

On April 30, 2021, Rattler and its joint venture partner, Amarillo Midstream, each sold its 50% interest in Amarillo Rattler, LLC (“Amarillo Rattler”) to EnLink Midstream for aggregate total gross potential consideration of $75.0 million, consisting of $50.0 million at closing, $10.0 million upon the first anniversary of closing and up to $15.0 million in contingent earn-out payments over a three-year span based upon Diamondback's development activity. Net of transaction expenses and working capital adjustments, Rattler received $23.5 million at closing, with an incremental $5.0 million due in April 2022.

On June 28, 2021, Rattler closed on the sale of one of its real estate properties located in Midland, Texas for proceeds of $9.1 million, including closing adjustments.

GUIDANCE

Below is Rattler's revised guidance for the full year 2021, with capital expenditures and equity method investment contributions updated to reflect the latest base operating plan.

Rattler Midstream LP Guidance
2021

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal (MBbl/d)	800 - 900
Sourced Water (MBbl/d)	200 - 300
Crude Oil Gathering (MBbl/d)	75 - 85
Gas Gathering (BBtu/d)	120 - 140

Financial Metrics ($ millions except per unit metrics)
Net Income	$140 - $180
Adjusted EBITDA	$280 - $320
Operated Midstream Capex	$30 - $50
Equity Method Investment Contributions(b)	$5 - $15
Equity Method Investment Distributions(b)	$35 - $45
Depreciation, Amortization & Accretion	$50 - $70
Distribution per Unit(c)	$0.90
(a)Does not include any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(c)Represents distribution paid during calendar year

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2021 on Thursday, August 5, 2021 at 10:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 4085657. A telephonic replay will be available from 1:00 p.m. CT on Thursday, August 5, 2021 through Thursday, August 12, 2021 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 4085657. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels, asset sales and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$17,550	$23,927
Accounts receivable—related party	38,395	57,447
Accounts receivable—third party, net	10,586	5,658
Sourced water inventory	9,362	10,108
Other current assets	855	1,127
Total current assets	76,748	98,267
Property, plant and equipment:
Land	85,826	85,826
Property, plant and equipment	1,018,174	1,012,777
Accumulated depreciation, amortization and accretion	(119,521)	(100,728)
Property, plant and equipment, net	984,479	997,875
Right of use assets	235	574
Equity method investments	517,962	532,927
Real estate assets, net	85,045	96,687
Intangible lease assets, net	3,899	4,262
Deferred tax asset	67,323	73,264
Other assets	4,193	4,732
Total assets	$1,739,884	$1,808,588
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$90	$139
Accrued liabilities	39,621	42,508
Taxes payable	217	192
Short-term lease liability	235	574
Asset retirement obligations	79	35
Total current liabilities	40,242	43,448
Long-term debt	496,953	569,947
Asset retirement obligations	16,135	15,093
Total liabilities	553,330	628,488
Commitments and contingencies
Unitholders’ equity:
General partner—Diamondback	859	899
Common units—public (41,075,836 units issued and outstanding as of June 30, 2021 and 42,356,637 units issued and outstanding as of December 31, 2020)	375,773	385,189
Class B units—Diamondback (107,815,152 units issued and outstanding as of June 30, 2021 and as of December 31, 2020)	859	899
Accumulated other comprehensive income (loss)	10	(123)
Total Rattler Midstream LP unitholders’ equity	377,501	386,864
Non-controlling interest	809,053	793,638
Non-controlling interest in accumulated other comprehensive income (loss)	—	(402)
Total equity	1,186,554	1,180,100
Total liabilities and unitholders’ equity	$1,739,884	$1,808,588

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Revenues—related party	$91,579	$78,031	$178,657	$194,614
Revenues—third party	5,967	7,175	14,088	16,275
Other income—related party	2,542	1,470	5,082	2,988
Other income—third party	1,043	2,059	2,112	4,253
Total revenues	101,131	88,735	199,939	218,130
Costs and expenses:
Direct operating expenses	26,299	37,378	58,810	70,252
Cost of goods sold (exclusive of depreciation and amortization)	10,298	4,744	19,109	20,705
Real estate operating expenses	544	590	1,061	1,318
Depreciation, amortization and accretion	15,239	12,100	26,485	24,606
Impairment and abandonments	—	—	3,371	—
General and administrative expenses	4,956	4,175	9,590	8,689
(Gain) loss on disposal of assets	5,005	1,243	5,011	2,781
Total costs and expenses	62,341	60,230	123,437	128,351
Income (loss) from operations	38,790	28,505	76,502	89,779
Other income (expense):
Interest income (expense), net	(8,235)	(1,926)	(15,545)	(4,547)
Gain (loss) on sale of equity method investments	22,989	—	22,989	—
Income (loss) from equity method investments	4,472	(13,034)	1,649	(13,279)
Total other income (expense), net	19,226	(14,960)	9,093	(17,826)
Net income (loss) before income taxes	58,016	13,545	85,595	71,953
Provision for (benefit from) income taxes	3,539	1,083	5,210	4,903
Net income (loss)	54,477	12,462	80,385	67,050
Less: Net income (loss) attributable to non-controlling interest	42,032	9,640	61,925	51,197
Net income (loss) attributable to Rattler Midstream LP	$12,445	$2,822	$18,460	$15,853
Net income (loss) attributable to limited partners per common unit:
Basic	$0.30	$0.05	$0.42	$0.33
Diluted	$0.30	$0.05	$0.42	$0.33
Weighted average number of limited partner common units outstanding:
Basic	41,033	43,812	41,386	43,756
Diluted	41,033	43,812	41,386	43,756

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$54,477	$12,462	$80,385	$67,050
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	3,539	1,083	5,210	4,903
Depreciation, amortization and accretion	15,239	12,100	26,485	24,606
(Gain) loss on disposal of assets	5,005	1,243	5,011	2,781
Unit-based compensation expense	2,485	2,120	4,817	4,339
Impairment and abandonments	—	—	3,371	—
Gain (loss) on sale of equity method investments	(22,989)	—	(22,989)	—
(Income) loss from equity method investments	(4,472)	13,034	(1,649)	13,279
Distributions from equity method investments	9,055	—	9,055	—
Other	504	—	1,007	—
Changes in operating assets and liabilities:
Accounts receivable—related party	7,843	(3,508)	19,052	28,166
Accounts payable, accrued liabilities and taxes payable	2,567	(10,247)	(3,525)	(18,787)
Other	2,491	5,590	2,182	5,527
Net cash provided by (used in) operating activities	75,744	33,877	128,412	131,864
Cash flows from investing activities:
Additions to property, plant and equipment	(11,853)	(39,541)	(17,713)	(91,587)
Contributions to equity method investments	(2,791)	(33,469)	(6,454)	(66,032)
Distributions from equity method investments	—	8,109	9,107	17,870
Proceeds from the sale of equity method investments	23,455	—	23,455	—
Proceeds from the sale of real estate	9,118	—	9,118	—
Other	250	—	250	42
Net cash provided by (used in) investing activities	18,179	(64,901)	17,763	(139,707)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	12,000	72,000	24,000	99,000
Payments on credit facility	(61,000)	—	(98,000)	—
Repurchased units as part of unit buyback	(5,198)	—	(16,312)	—
Distribution to public	(8,183)	(12,673)	(16,446)	(25,346)
Distribution to Diamondback	(21,583)	(31,287)	(43,166)	(62,573)
Other	(2,169)	(2,029)	(2,628)	(2,701)
Net cash provided by (used in) financing activities	(86,133)	26,011	(152,552)	8,380
Net increase (decrease) in cash	7,790	(5,013)	(6,377)	537
Cash at beginning of period	9,760	16,183	23,927	10,633
Cash at end of period	$17,550	$11,170	$17,550	$11,170

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of June 30, 2021
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	112	46	158
Natural gas	159	—	159
Produced water	270	249	519
Sourced water	27	74	101
Total	568	369	937
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of June 30, 2021
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	225,000	65,000	290,000	30%
Natural gas compression (Mcf/d)	151,000	—	151,000	78%
Natural gas gathering (Mcf/d)	180,000	—	180,000	65%
Produced water gathering and disposal (Bbl/d)	1,330,000	1,784,000	3,114,000	26%
Sourced water gathering (Bbl/d)	120,000	455,000	575,000	42%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(throughput)(a)	2021	2020	2021	2020
Crude oil gathering (Bbl/d)	84,014	91,256	84,609	94,275
Natural gas gathering (MMBtu/d)	141,529	107,502	136,014	112,631
Produced water gathering and disposal (Bbl/d)	801,967	771,337	783,878	856,483
Sourced water gathering (Bbl/d)	241,570	78,059	254,629	262,386
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income (loss) attributable to Rattler Midstream LP plus net income (loss) attributable to non-controlling interest before interest expense (net of amount capitalized), depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of assets, (gain) loss from sale of equity method investment, provision for income taxes and other. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). However, Adjusted EBITDA should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA excludes some, but not all, items that affect net income (loss), and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of net income (loss) and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted net income (loss) to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Rattler Midstream LP	$12,445	$2,822	$18,460	$15,853
Net income (loss) attributable to non-controlling interest	42,032	9,640	61,925	51,197
Net income (loss)	54,477	12,462	80,385	67,050
Interest expense, net of amount capitalized	8,235	1,926	15,545	4,547
Depreciation, amortization and accretion	15,239	12,100	26,485	24,606
Depreciation and interest expense related to equity method investments	10,036	7,244	20,561	11,010
Impairments and abandonments related to equity method investments	—	15,839	2,933	15,839
Non-cash unit-based compensation expense	2,485	2,120	4,817	4,339
Impairment and abandonments	—	—	3,371	—
(Gain) loss on disposal of assets	5,005	1,243	5,011	2,781
Gain (loss) on sale of equity method investments	(22,989)	—	(22,989)	—
Provision for income taxes	3,539	1,083	5,210	4,903
Other	22	(138)	34	(216)
Adjusted EBITDA	76,049	53,879	141,363	134,859
Less: Adjusted EBITDA attributable to non-controlling interest	55,084	38,288	102,219	95,912
Adjusted EBITDA attributable to Rattler Midstream LP	$20,965	$15,591	$39,144	$38,947

Adjusted net income (loss) is a supplemental non-GAAP financial measure equal to net income (loss) adjusted for (gain) loss on disposal of assets, gain (loss) on sale of equity method investments and related income tax adjustments. Management believes adjusted net income (loss) is useful because the measure provides useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. The Company's computation of adjusted net income (loss) may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of net income (loss) attributable to Rattler Midstream LP to adjusted net income (loss) for each of the periods indicated:

Rattler Midstream LP
Adjusted Net Income (Loss)
(unaudited, in thousands, except per unit data)

	Three Months Ended June 30, 2021
	Amounts	Amounts Per Dilutive Share
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Net income (loss) attributable to Rattler Midstream LP	$12,445	$0.30
Net income (loss) attributable to non-controlling interest	42,032	1.02
Net income (loss)	54,477	1.32
(Gain) loss on disposal of assets	5,005	0.12
Gain (loss) on sale of equity method investments	(22,989)	(0.55)
Adjusted income (loss) excluding above items	36,493	0.89
Income tax adjustment for above items	1,168	0.03
Adjusted Net Income (Loss)	37,661	0.92
Less: Adjusted net income (loss) attributable to non-controlling interest	29,001	0.71
Adjusted net income (loss) attributable to Rattler Midstream LP	$8,660	$0.21

Weighted average common units outstanding:
Basic		41,033
Diluted		41,033

Operating cash flow before working capital changes, which is a supplemental non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The GAAP financial measure most directly comparable to operating cash flow before working capital changes is net cash provided by operating activities. Management believes operating cash flow before working capital changes is an accepted measure which reflects cash flow from operating activities, additions to property, plant and equipment and net investments in its equity method investments across periods on a consistent basis. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a supplemental non-GAAP financial measure, is operating cash flow before working capital changes net of additions to property, plant, and equipment, contributions to equity method investments and distributions from equity method investments, proceeds from the sale of equity method investments, proceeds from the sale of real estate and other. Recurring Free Cash Flow, which is a supplemental non-GAAP financial measure, is Free Cash Flow less contributions to equity method investments, proceeds from the sale of equity method investments, proceeds from the sale of real estate and other investing cash flows. The GAAP financial measure most directly comparable to Free Cash Flow and Recurring Free Cash Flow is net cash provided by operating activities. Management believes that Free Cash Flow and Recurring Free Cash Flow are useful to investors as they provide the amount of cash available for reducing debt, investing in additional capital projects or paying dividends. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Recurring Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes, to Free Cash Flow and to Recurring Free Cash Flow:

Rattler Midstream LP
Operating Cash Flow
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$75,744	$33,877	$128,412	$131,864
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable—related party	7,843	(3,508)	19,052	28,166
Accounts payable, accrued liabilities and taxes payable	2,567	(10,247)	(3,525)	(18,787)
Other	2,491	5,590	2,182	5,527
Total working capital changes	12,901	(8,165)	17,709	14,906
Operating cash flow before working capital changes	$62,843	$42,042	$110,703	$116,958

Rattler Midstream LP
Free Cash Flow and Recurring Free Cash Flow
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating cash flow before working capital changes	$62,843	$42,042	$110,703	$116,958

Additions to property, plant and equipment	(11,853)	(39,541)	(17,713)	(91,587)
Contributions to equity method investments	(2,791)	(33,469)	(6,454)	(66,032)
Distributions from equity method investments	—	8,109	9,107	17,870
Proceeds from the sale of equity method investments	23,455	—	23,455	—
Proceeds from the sale of real estate	9,118	—	9,118	—
Other	250	—	250	42
Net cash provided by (used in) investing activities	18,179	(64,901)	17,763	(139,707)
Free Cash Flow	81,022	(22,859)	128,466	(22,749)
Contributions to equity method investments	2,791	33,469	6,454	66,032
Proceeds from the sale of equity method investments	(23,455)	—	(23,455)	—
Proceeds from the sale of real estate	(9,118)	—	(9,118)	—
Other	(250)	—	(250)	(42)
Recurring Free Cash Flow	$50,990	$10,610	$102,097	$43,241

Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.